EXHIBIT 6
EXCHANGE, REDEMPTION AND SALE AGREEMENT

This Exchange, Redemption and Sale Agreement (this “Agreement”) is made as of February 14, 2013, by and among American Airlines Master Fixed Benefit Pension Plan Trust (“Seller”), UniTek SAV LP (“Purchaser”), HM UniTek Coinvest LP (“Coinvest”) and UniTek Interposed LP (the “Company”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain proposed Subscription Agreement by and among CPP Investment Board Private Holdings (2) Inc., (the “Subscriber”),  Advanced SAV LP, MSG SAV LP, Earthbound SAV LP and UniTek SAV LP (the “Subscription Agreement”) it is contemplated that the Subscriber will subscribe for limited partner interests in Purchaser, which will own limited partner interests in the Company;

WHEREAS, concurrently with the closing of the transactions contemplated by the Subscription Agreement, the Company will acquire certain interests in UniTek Global Services, Inc. (“UniTek”);

WHEREAS, Seller owns 39.996% limited partner interests in Coinvest (all such limited partner interests in Coinvest owned by Seller, the “Coinvest Interests”);

WHEREAS, Coinvest owns certain shares of common stock of UniTek (all such shares of common stock of UniTek owned by Coinvest and attributable to Seller’s Coinvest Interests, the “UniTek Interests”), and rights under that certain Registration Rights Agreement, dated as of January 27, 2010, by and among UniTek (f/k/a Berliner Communications, Inc.) and Coinvest, among other stockholders (as amended, the “Registration Rights Agreement”);

WHEREAS, subject to the closing of the transactions contemplated by the Subscription Agreement, on the terms and subject to the conditions set forth herein, Coinvest desires to exchange the UniTek Interests for an allocable portion of the limited partner interests in the Company representing an indirect interest in UniTek that is equivalent to the direct interest in Coinvest that Seller currently owns  (the “Exchange”) (such limited partner interests in the Company attributable to Seller, the “Company Interests”);

WHEREAS, subject to the closing of the transactions contemplated by the Subscription Agreement and immediately following the Exchange, on the terms and subject to the conditions set forth herein, Seller desires to transfer its Coinvest Interests to Coinvest in exchange for the Company Interests owned by Coinvest and attributable to Seller’s Coinvest Interests, and Coinvest desires to accept such transfer in full redemption of the Coinvest Interests (the “Redemption”); and

WHEREAS, subject to the closing of the transactions contemplated by the Subscription Agreement and immediately following the Redemption, on the terms and subject to the conditions set forth herein, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Company Interests held by Seller for the aggregate cash purchase price of $409,063.00 less any costs and expenses allocable to Seller, not to exceed $2,500.00, allocated to Seller by the Company, Coinvest and Purchaser (the “Purchase Price”).  Such costs and expenses, which shall include without limitation the costs and premiums associated with obtaining a representation and warranty insurance policy, shall be allocated among those parties selling interests directly or indirectly to each of Advanced SAV LP, MSG SAV LP, Earthbound SAV LP, and UniTek SAV LP based on the relative purchase price (before reduction for such costs and expenses) to be received by each such selling party as determined by Purchaser, Coinvest and the Company in their reasonable discretion.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1. The Coinvest Exchange.  By this instrument, at the Closing (as defined below), subject to the terms and conditions set forth herein, Coinvest shall automatically, without further action by Coinvest, contribute, assign and deliver to the Company, and the Company shall accept from Coinvest, the UniTek Interests and Coinvest’s rights under the Registration Rights Agreement attributable to Seller’s Coinvest Interests, and in exchange for the UniTek Interests and such rights, the Company shall issue to Coinvest the Company Interests attributable to Seller’s Coinvest Interests.

2. The Redemption.  By this instrument, immediately following the Exchange, subject to the terms and conditions set forth herein, without any further action by Coinvest or Seller, Seller shall transfer its Coinvest Interests to Coinvest, free and clear of all liens, encumbrances, claims or security interests, in exchange for the Company Interests attributable to Seller’s Coinvest Interests, and Coinvest shall redeem the Coinvest Interests from Seller for cancellation.

3. Purchase and Sale of the Company Interests.  By this instrument, immediately following the Redemption, subject to the terms and conditions set forth herein, without any further action by Seller, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Company Interests for the Purchase Price.

4. Closing.

(a) The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the closing of the transactions contemplated by the Subscription Agreement at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas 75201.

(b) At the Closing or promptly thereafter, but in no event more than one business day following the Closing, Purchaser shall deliver the Purchase Price to Seller by wire transfer of immediately available funds to the account designated by Seller on Exhibit A hereto.

(c) At the Closing or promptly thereafter, the Company shall take such actions as may be necessary to reflect in the register of the Company the transfer of the Company Interests contemplated hereby in Sections 1, 2 and 3.

(d) At the Closing or prior thereto, Coinvest shall deliver to the Company a stock transfer power evidencing the transfer of the UniTek Interests to the Company.

5. Representations and Warranties of Seller.  Seller hereby represents and warrants to the Company, to Coinvest and to Purchaser as follows:

(a) Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by or on behalf of Seller.  Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement is a legal, valid and binding agreement, enforceable against Seller in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Seller is the record and beneficial owner of the Coinvest Interests and Seller has, or will have at the Closing in the case of the Company Interests, the power and authority to sell, transfer, assign and deliver such interests as provided in this Agreement.  Other than pursuant to that certain Agreement of Limited Partnership of the Company (as amended, the “Company LP Agreement”), or that certain Agreement of Limited Partnership of Coinvest (as amended, the “Coinvest LP Agreement”) (i) there is no subscription, option, warrant, call, right, agreement, or commitment relating to the sale, delivery, repurchase or transfer by Seller of the Coinvest Interests and Company Interests and (ii) upon transfer of Seller’s Coinvest Interests and Company Interests as contemplated herein, Purchaser will acquire good and indefeasible title to the Company Interests, free and clear of any and all mortgages, liens, pledges, security interests, charges, claims, restrictions or encumbrances of any nature whatsoever.

(c) The execution and delivery of this Agreement by Seller does not, and neither the performance by Seller of the obligations to be performed by it hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any violation of the organizational documents of Seller, (ii)  conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or loss of a benefit under, any material note, bond, mortgage, indenture, license, agreement or other document or obligation to which Seller is a party or by which its assets or properties are bound, (iii) violate any order, judgment, decree, writ or injunction (“Order”) of any Governmental Entity (as defined herein) applicable to Seller or (iv) violate any domestic or foreign law, statute, rule or regulation (“Law”) applicable to Seller.

(d) Except with respect to any required filings with the United States Securities and Exchange Commission (the “SEC”), no consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or foreign court or governmental agency, authority or body or any instrumentality or political subdivision thereof (“Governmental Entity”) or other person, which has not already been obtained or made, is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement by Seller, the performance by Seller of the obligations to be performed by it hereunder or the consummation of the transactions contemplated hereby.

(e) There are no subscriptions, options, warrants, claims, calls, commitments, proxies or agreements outstanding for the purchase, voting or control of any of the Coinvest Interests or the Company Interests, other than pursuant to the Company LP Agreement and the Coinvest LP Agreement.

(f) No commission is payable to any person with respect to the Exchange, the Redemption or sale of the interests pursuant to this Agreement as a result of any action or agreement on the part of Seller.

(g) There are no legal proceedings pending or, to the knowledge of Seller, threatened against Seller which relate to, or affect, the transactions contemplated by this Agreement before any Governmental Entity.  Seller is not subject to any Order of any Governmental Entity with respect to, of affecting, the transactions contemplated by this Agreement.

(h) Seller does not own or have right to any other interest in Coinvest, the Company or UniTek other than the Coinvest Interests and the Company Interests.

6. Representations and Warranties of Coinvest.  Coinvest hereby represents and warrants to Seller as follows:

(a) Coinvest has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly authorized, executed and delivered by or on behalf of Coinvest.  Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement is a legal, valid and binding agreement, enforceable against Coinvest in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Coinvest is the record and beneficial owner of the UniTek Interests and Coinvest has, or will have at the Closing in the case of the Company Interests, the power and authority to sell, transfer, assign and deliver the UniTek Interests and the Company Interests as provided in this Agreement.  Other than pursuant to the Company LP Agreement or the Coinvest LP Agreement, (i) there is no subscription, option, warrant, call, right, agreement, or commitment relating to the sale, delivery, repurchase or transfer by Coinvest of the UniTek Interests and the Company Interests and (ii) upon transfer of Coinvest’s UniTek Interests and Company Interests as contemplated herein, the Company will acquire good and indefeasible title to the UniTek Interests, and Seller will acquire good and indefeasible title to the Company Interests, in each case free and clear of any and all mortgages, liens, pledges, security interests, charges, claims, restrictions or encumbrances of any nature whatsoever.

(c) The execution and delivery of this Agreement by Coinvest does not, and neither the performance by Coinvest of the obligations to be performed by it hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any violation of the organizational documents of Coinvest, (ii) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or loss of a benefit under, any material note, bond, mortgage, indenture, license, agreement or other document or obligation to which Coinvest is a party or by which its assets or properties are bound, (iii) violate any Order of any Governmental Entity applicable to Coinvest or (iv) violate any Law applicable to Coinvest.

(d) Except with respect to any required filings with the SEC, no consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or other person, which has not already been obtained or made, is required to be obtained or made by Coinvest in connection with the execution and delivery of this Agreement by Coinvest, the performance by Coinvest of the obligations to be performed by it hereunder or the consummation of the transactions contemplated hereby.

(e) There are no subscriptions, options, warrants, claims, calls, commitments, proxies or agreements outstanding for the purchase, voting or control of any of the UniTek Interests or Company Interests, other than pursuant to the Company LP Agreement and the Coinvest LP Agreement.

7. Representations and Warranties of the Company.  The Company hereby represents and warrants to Seller as follows:

(a) The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of the Company.  Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement is a legal, valid and binding agreement, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) The execution and delivery of this Agreement by the Company does not, and neither the performance by the Company of the obligations to be performed by it hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any violation of the organizational documents of the Company, (ii) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or loss of a benefit under, any material note, bond, mortgage, indenture, license, agreement or other document or obligation to which the Company is a party or by which its assets or properties are bound, (iii) violate any Order of any Governmental Entity applicable to the Company or (iv) violate any Law applicable to the Company.

(c) Except with respect to any required filings with the SEC, no consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Agency or other person, which has not already been obtained or made, is required to be obtained or made by the Company in connection with the execution and delivery of this

Agreement by the Company, the performance by the Company of the obligations to be performed by it hereunder or the consummation of the transactions contemplated hereby.

(d) For the sake of clarity, Seller will not incur any liability as a result of its interim holding of the Company Interests.

8. Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a) Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of Purchaser.  Assuming the due authorization, execution, delivery and performance of this Agreement by the other parties hereto, this Agreement is a legal, valid and binding agreement, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) The execution and delivery of this Agreement by Purchaser does not, and neither the performance by Purchaser of the obligations to be performed by it hereunder, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any violation of the organizational documents of Purchaser, (ii) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, or any obligation or loss of a benefit under, any material note, bond, mortgage, indenture, license, agreement or other document or obligation to which Purchaser is a party or by which its assets or properties are bound, (iii) violate any Order of any Governmental Entity applicable to Purchaser or (iv) violate any Law applicable to Purchaser.

(c) Except with respect to any required filings with the SEC, no consent, approval, waiver, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Agency or other person, which has not already been obtained or made, is required to be obtained or made by Purchaser in connection with the execution and delivery of this Agreement by Purchaser, the performance by Purchaser of the obligations to be performed by it hereunder or the consummation of the transactions contemplated hereby.

9. Conditions to Closing.

(a) The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing, of each of the following conditions (any or all of which may be waived by the Seller in whole or in part to the extent permitted by applicable law):

(i) the representations and warranties of the Company, Coinvest and Purchaser set forth in this Agreement shall be true and correct in all material respects at and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(ii) the Company, Coinvest and Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing; and

(iii) there shall not be in effect any Order by a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement.

(b) The obligation of each of the Company, Coinvest and Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing, of each of the following conditions (any or all of which may be waived, as to each of the Company, Coinvest and Purchaser, by the Purchaser, in whole or in part, to the extent permitted by applicable law):

(i) the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

(ii) Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing;

(iii) there shall not be in effect any Order by a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; and

(iv) the closing of the transactions contemplated by the Subscription Agreement shall have occurred or shall occur concurrently with the Closing.

10. Confidentiality.  From the date hereof and continuing after the Closing, Seller shall not and shall cause its directors, officers, employees and affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any person other than authorized officers, directors and employees of the Company, Coinvest or Purchaser or use or otherwise exploit for their own benefit or for the benefit of anyone other than the Company, Coinvest, Purchaser or UniTek, any Confidential Information (as defined below).  Seller shall not have any obligation to keep confidential (or cause their officers, directors or affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, Seller shall, to the extent reasonably possible, provide the Company, Coinvest and Purchaser with prompt notice of such requirement prior to making any disclosure so that the Company, Coinvest and/or Purchaser may seek an appropriate protective order.  For purposes of this Section 10, “Confidential Information” means any information with respect to the Company,

Coinvest, Purchaser, UniTek or any of their affiliates, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters.  “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

11. Publicity.

(a) None of Seller, on the one hand, or the Company, Coinvest or Purchaser, on the other hand, shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party or parties, as applicable, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of such party or parties disclosure is otherwise required by applicable law, rule or regulation, provided that, (i) to the extent required by applicable law, rule or regulation, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable law, rule or regulation to consult with the other parties with respect to the timing and content thereof and (ii) this provision does not limit in any way Purchaser’s ability to issue any press release or public announcement concerning the transaction permitted under the Subscription Agreement.

(b) Seller, the Company, Coinvest and Purchaser agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable law, rule or regulation and only to the extent required by such law, rule or regulation.

12. Expenses.  Except as otherwise provided in this Agreement, each party hereto shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

13. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second day (not including a Saturday, Sunday or other day on which banking institutions in the City of New York, New York shall be permitted or required by law or executive order to be closed) after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

If to Seller, to the address listed on the Seller’s signature page below.

If to the Company, Coinvest or Purchaser to:

c/o HMK GP LP
200 Crescent Court, Suite 1600
Dallas, Texas  75201
Attn:  Andrew S. Rosen
Facsimile: (214) 740-7346

With a copy of all notices or other communications to the Company, Coinvest or Purchaser to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas  75201
Attn:  Glenn D. West
Facsimile:  (214) 746-7777

14. No Waiver; Modifications in Writing.  This Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the specific subject matter hereof.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth above.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of Seller, the Company, Coinvest and Purchaser.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

15. Binding Effect; Assignment.  The rights and obligations of each party under this Agreement may not be assigned to any other person without the prior written consent of the other parties hereto, and this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement and their respective successors and permitted assigns.  This Agreement shall be binding upon Seller, the Company, Coinvest and Purchaser and their respective successors and permitted assigns.  For greater clarity, the Subscriber has no liability to any party under this Agreement.

16. Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

17. Termination.                      This Agreement may be terminated (a) by the mutual written consent of the parties hereto or (b) at the election (by written notice to the other parties hereto) of any party hereto if the Subscription Agreement is terminated or the closing of the transactions contemplated by the Subscription Agreement does not occur on or prior to March 31, 2013.  In the event that this Agreement is validly terminated in accordance with this Section 17, then each of the parties shall be relieved of their duties and obligations arising hereunder after the date of such termination and such termination shall be without liability to any party hereto, provided that no such termination will relieve any party from liability for any willful breach of this Agreement, and provided further that the provisions set forth in Sections 10 through 27 shall survive such termination.  Nothing in this Section 17 will relieve any party hereto of any liability for a breach of any of its covenants, agreements, representations or warranties contained in this Agreement prior to the date of termination, and the damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby.

18. Further Assurances.  At and from time to time prior to or after Closing, at the request of any party hereto to another party hereto, such other party shall execute and deliver such additional certificates, instruments and other documents and take such other actions as such party may reasonably request in order to carry out the purposes of this Agreement.

19. Governing Law.  This Agreement and all matters based upon or arising out of or related hereto (whether arising at law or in equity) shall be governed by the laws of Delaware, without regard to the conflicts of law principles thereof.

20. Submission to Jurisdiction; Service of Process.

(a) The parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery located in the State of Delaware (or, solely in the event that said Court of Chancery determines that it lacks subject matter jurisdiction or otherwise declines to exercise such jurisdiction, the exclusive jurisdiction of any federal or state court sitting in the State of Delaware) over all claims or causes of action (whether in contract or tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution, performance, interpretation, construction, validity or enforcement of this Agreement (including, without limitation, any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and each party hereby irrevocably agrees not to assert, any defense in any action for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement on any other party to this agreement in any suit, action or proceeding by the delivery of a copy thereof to the address of such party listed in Section 13.

21. Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION CONTEMPLATED IN SECTION 20.  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 21.

22. Survival.  The representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing.

23. Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney or representative of Seller, Purchaser, Coinvest, the Company, HM Capital Partners I LP or any of their respective affiliates, shall have any liability for any obligations or liabilities of Seller, Purchaser, Coinvest or the Company, respectively, under this Agreement or otherwise or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

24. Non-Reliance of Seller.  Seller acknowledges and agrees that it has consulted with its own advisors with respect to the transactions contemplated by this Agreement, and in entering into this Agreement, Seller has made its own determination, in consultation with its advisors, with respect to the fairness of the Purchase Price.  Seller further acknowledges and agrees that in deciding to enter into this Agreement, it has not relied on any statements made by Purchaser, Coinvest, the Company, HM Capital Partners I LP or any of their respective affiliates, agents or representatives, and instead Seller has completed its own investigation with respect to the transactions contemplated by this Agreement.

25. Acknowledgment.  Seller hereby acknowledges that certain individuals affiliated with HM Capital Partners I LP and Kainos Capital, LLC serve on the board of directors of UniTek Global Services, Inc., and therefore may be in possession of material non-public information not available to Seller.

26. Specific Performance.  The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties hereto shall be entitled to an injunction to prevent breaches or violations of the provisions of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or in equity.  The parties hereto further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.  Each of the parties hereto hereby waives (a) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (b) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

27. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which taken together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

State Street Bank & Trust Co., as trustee for

AMERICAN AIRLINES MASTER FIXED BENEFIT PENSION PLAN TRUST

By:	/s/ Wyatt Crumpler
	Name:	Wyatt Crumpler
	Title:	Vice President

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UNITEK INTERPOSED LP

By:	HMK GP LP, its general partner

	By:	HMK GP LLC, its general partner

UNITEK SAV LP

By:	HMK GP LP, its general partner

	By:	HMK GP LLC, its general partner

HM UNITEK COINVEST LP

	By:	Sector Performance LLC, its general partner

By:	/s/ David W. Knickel
		Name:	David W. Knickel
		Title:	Vice President, Chief Financial Officer and Secretary

[SIGNATURE PAGE TO EXCHANGE, REDEMPTION AND SALE AGREEMENT]

Exhibit A

WIRE TRANSFER INSTRUCTIONS

[INTENTIONALLY OMITTED]

[SIGNATURE PAGE TO EXCHANGE, REDEMPTION AND SALE AGREEMENT]